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EXHIBIT 10.10
                      Frontline Communications Corporation
                         One Blue Hill Plaza, 6th Floor
                              Pearl River, NY 10965

Werbel Roth Securities, Inc.                                    __________, 1998
l50 E. Palmetto Park Road
Suite 510
Boca Raton, FL 33432

Gentlemen:

         In connection with an initial public offering ("IPO") of Frontline Communications Corporation (the "Company"), which offering is being underwritten by Werbel Roth Securities, Inc. ("Werbel Roth"), the following sets forth our understanding with respect to Werbel Roth providing financial advisory services for the Company.

         1. For a period of two (2) year commencing on the date hereof, Werbel Roth will render financial consulting services to the Company as such services shall be required but in no event shall such services require more than two business days per month. Your services shall include the following:

                  (a) to advise and assist in matters pertaining to the financial requirements of our corporation and to assist, as and when required, in formulating plans and methods of financing;

                  (b) to prepare and present financial reports required by us and to analyze proposals relating to obtaining funds for our business, mergers and/or acquisitions;

                  (c) to assist in our general relationship with the financial community including brokers, stockholders, financial analysts, investment bankers, and institutions; and

                  (d) to assist in obtaining financial management, and technical and advisory services, and financial and corporate public relations, as may be requested or advisable.

         2. All services required to be performed hereunder shall be requested by the Company in writing and upon not less than seven business days notice, unless such notice is waived by you. Such notice shall be to the address specified above or to such other place as you shall designate to us in writing.

         3. For Werbel Roth's services to be performed hereunder, and for Werbel Roth's continued availability to perform such services, the Company will pay Werbel Roth a fee in an amount equal to $141,450 for services for two (2) years from the date hereof


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Frontline Communications Corporation
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hich sum is payable in full in advance on the closing date of the IPO. Further, we will reimburse Werbel Roth for such reasonable out-of-pocket expenses as may be incurred by Werbel Roth on the Company's behalf, but only to the extent authorized by the Company.

         4. This Agreement has been duly approved by the Company's Board of Directors.

         5. Werbel Roth shall have no authority to bind the Company to any contract or commitment, inasmuch as Werbel Roth's services hereunder are advisory in nature.

         6. Werbel Roth will maintain in confidence all proprietary, non-published information obtained by you with respect to the Company during the course of the performance of your services hereunder and Werbel Roth shall not use any of the same for your own benefit or disclose any of the same to any third party, without the Company's prior written consent, both during and after the term of this Agreement.

         7. This Agreement shall not be assignable by either party without the other party's prior written consent.

         8. This Agreement shall be binding upon, and shall inure to the benefit of the Company's and Werbel Roth's respective successors and permitted assigns.

         9. The foregoing represents the sole and entire agreement between us with respect to the subject matter hereof and supersedes any prior agreements between us with respect thereto. This Agreement may not be modified, amended or waived except by a written instrument signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws of such State.

         Please signify your agreement to the foregoing by signing and returning to us the enclosed copy of this Agreement which will thereupon constitute an agreement between us.

                                                     Very truly yours,

                                                     FRONTLINE COMMUNICATIONS
                                   CORPORATION

                                                     BY_________________________
Agreed and Consented to:

WERBEL ROTH SECURITIES, INC.

BY__________________________